Form N-SAR

Sub Item 77E
Legal Proceedings
33-63212, 811-7736

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Aspen Series Annual Reports to Shareholders, filed on Form N-CSR on February 24, 2006, accession number 0001104659-06-011892. (File No. 33-63212).